Contract No.: (200) Bank of Shanghai ZBZ No. 731112103032
Maximum Amount Guarantee Contract

 Maximum Amount Guarantee Contract

Guarantor: YBM GROUP CHINA CO., LTD (hereinafter referred to as Party A)
Address:  Baotian Industrial Park, Tangxia Town, Ruian City, Zhejiang. Postal code: 325500

Tel: 0577-65218870

Fax:

Legal representative: CHEN, Xiuqin

Place of Signing: Shanghai

Date of Signing: June 5, 2010

Creditor: China CITIC Bank Co. Ltd, Shanghai Branch (hereinafter referred to as Party B)

Address: 61 East Nanjing Road, Shanghai. Postal code: 200002

Tel: 23029000

Fax: 63611600

Legal representative: ZUO Weiguo

Place of Signing: Shanghai

Date of Signing: June 5, 2010

In order to guarantee the implementation of multiple claims (hereinafter referred to the Principal Debt) continuously occurred within a certain period between Party B and Shanghai Vomart Auto Parts Co., Ltd. (hereinafter referred to the Debtor), Party A agrees to provide the maximum amount guarantee. According to "Contract Law of PRC", "Security Law of PRC" and other relevant laws and regulations, Party A and Party B have hereby reached the following agreement via equality and negotiated consensus:

Article I Definitions

1.1 The maximum amount guarantee: refers to Party A and Party B set a maximum amount based on the multi- debts continuously occurred within a certain period on the part of the debtor, Party A, within the range of maximum amount, fulfills the agreement of providing Party B with guarantee on debt for the debtor. The maximum amount refers to total balance of all debts borne by the debtor to Party B (including contingent liabilities).

Article II  The Secured Debt

2.1 The secured debt refers to a series of debts occurred to Party B handling business credit for the debtor commencing from June 23, 2010 to September 23, 2011, including but not limited to various types of loans, bank notes, letters of guarantee, letters of credit and other banking business.

2.2 Maximum amount principal of the secured debt is equivalent of RMB sixteen million only (in words). If Party A performs guarantee obligations pursuant to this contract, the maximum amount of the principal that it guarantees shall be deducted according to the amount of the principal that Party A settles.

2.3 Within the agreed term and the maximum amount, a series of contracts, agreements and other legal documents signed by Party B and the debtor on the basis of the formation of credit-debt relation shall be the Master Contract of this contract.

Article III  Method of Guarantee

3.1 Party A provides several and joint liability guarantee. If the single debt under the master contract matures, the debtor does not fulfill or does not fully fulfill the debts on time, Party B shall be entitled to request Party A to undertake guarantee liability.

3.2 When the debtor fails to fulfill his obligations per Master Contract, no matter whether Party B has other guarantee for the debts under this contract (including but not limited to such guarantee methods:, guarantee, mortgage, pledge, letter of guarantee, standby letter of credit), Party B is entitled to directly request Party A to undertake the guarantee liability within its scope of guarantee.

Article IV  Term of Guarantee

4.1 The term of Guarantee assumed by Party A shall be two years, that is, two years since expiration date for fulfillment of debt made by the debtor per agreement of each specific business contract. The term of Guarantee under each specific business contract shall be calculated separately.

4.2 Provided that the agreed debt matures ahead of time in terms of laws and regulations or according to master contract or stipulations under the master contract made by both parties, the earlier maturity date is the expiration date of fulfillment of the debt.

4.3 Provided that the business under the master contract is L/C, bank accepted draft or letter of guarantee, then the guarantee period is two years from the date of advance; the guarantee period of each fractional advance shall be calculated separately on the date of each advance applied.

Article V  Scope of Guarantee

5.1 The scope of Guarantee includes principal, interest, penalty interest, compound interest, liquidated damage, damage, and cost for realization of the debt (including but not limited to legal fees, arbitration fees, (within 20% of total amount of principal debts) legal fees, travel expenses, appraisal fees, auction fees or sale fees, transfer fees, security fees, public announcement fees and implementation fees, etc.) and all other fees payable under the master contract.

Article VI Party A’s Representation and Warranty

6.1 Party A is a legal person or other legal organizations established under the law of the People's Republic of China, it boasts civil rights and act capacity for signing or performing this contract, and is able to assume civil liability independently, besides, Party A has obtained all necessary internal and external legal approval and authorization for signing this contract.

6.2 Party A shall fully understand and agree all major provisions of the master contract, voluntarily provides guarantee for the debtor, and all Party A’s contents under the contract are authentic.

6.3 The establishment of the guarantee will not encounter any restrictions or will not cause any illegal situation.

6.4 All documents, reports and statements provided by Party A shall be legitimate, authentic, accurate and complete. In addition to the written disclosure to Party B, Party A also has disclosed any other large liabilities (including contingent liabilities), breach of contract, litigation, arbitration or other major assets issues that may affect the performance of this contract.

Article VII Party A’s rights and obligations

7.1 Party A shall provide Party B with legal documents which can verify its legal identity in an authentic and effective manner.

7.2 During validity period of the contract, if Party A changes its legal name, legal representative, project manager, address, phone, fax, etc., it shall notify Party B in writing within seven days upon the change.

7.3 if the debts under the Master Contract matures or the debts are matured in advance pursuant to the provisions of the Master Contract, where Borrower fails to repay principal and interest of debts per master contract, Party B has right to directly request Party A to pay off the debt. Party A guarantees that it has not any reason to reject repay all claims requested by Party B, and shall waive the right of defense stipulated in Article XX of the Guarantee Law.

7.4 Party A shall be obliged to provide Party B with balance sheet and description of all external guarantees; it shall also periodically or at any time at Party B’s requirement, provide its consolidated financial statements and other documents authentically reflecting its operations and financial status.

7.5 During validity period of the contract, such events that may impact Party A’s guarantee capacity occur, including but not limited to, stock conversion, reorganization, merger, division, shareholding restructuring, joint-venture, cooperation, joint operation, contracting, leasing, change of business scope and registered capital, and significant asset transfer, and others, Party A shall notify Party B in writing thirty (30) days in advance.

7.6 During validity period of the contract, In the event that any event unfavorable to Party A’s guarantee capacity occurs, including but not limited to suspension and termination of business, dissolution, applying for or being applied for bankruptcy, suspension of business license, revocation, financial condition deterioration, and involvement in litigation, arbitration, criminal prosecution and administrative penalties, etc., Party A shall inform Party B in writing within three days from the date that the aforementioned events occur or are likely to occur.

7.7 In validity period of the contract, if Party A further provides a third party with any kind of guarantee, Party B’s interests shall not be damaged.

7.8 In validity period of the contract, if situation stipulated in paragraphs 7.5 and 7.6 of this article occurs hereof, Party A shall guarantee to properly implement all guaranteed responsibilities under this contract, it shall also provide specific schemes for implementation of the guaranteed responsibility.

7.9 The debtor fails to pay off debt under the master contract in whole or in part as agreed (including laws and regulations or agreement as per master contract, or both parties of the master contract agree that debt of the master contract matures), Party B requires Party A to assume guarantee responsibility, Party A shall immediately pay Party B per amount and means designated by Party starting from the date of receipt of Party B’s written notice , so as to pay off debt under master contract on behalf of the debtor.

7.10 If Party A fails to perform the obligation as stipulation of paragraph 7.9 in the article, Party A authorizes Party B to directly deduct from any account opened by Party B and / or exercise the disposal right to Party A’s property or property rights legally possessed and managed by Party B so as to pay off debt under the contract. When Party B collects money from Party A’s account, if currency type of debt in the account differs from that of the master contract, listing price published by Party B prevails for conversion on that date.

7.11 If a third party provides guarantee for fulfillment of debt under the master contract, Party A shall continue to assume guarantee responsibility agreed in article III of the contract.

Article VIII Party B’s rights and obligations

8.1 when Party B transfers all claims under the master contract to a third party, it shall promptly notify Party A in writing after signing the transfer contract.

8.2 Party B and the debtor under the contract shall not notify Party A when signing the specific business contract in terms of specific credit business under the master contract.

8.3 The debtor fails to fully or partially fulfill all debt as per agreement of the master contract (including laws and regulations or agreement per master contract or both parties of the master contract agree the debt of the master contract matures in advance), Party B is entitled to require Party A to assume guarantee responsibility as stipulation of the contract.

8.4 Party B shall keep confidential of Party A’s related data, documents, information provided by Party A, excluding those to be inquired or disclosed in accordance with laws and regulations.

Article IX Liability for breach of contract

9.1 Upon execution of the contract, both Party A and Party B shall fulfill the obligations of this contract, either party fails to perform or does not completely fulfill the obligations of this contract, this default party shall assume the corresponding responsibility for breach of the contract, and shall compensate the losses incurred to the other party.

9.2 If statement and guarantee in Article VI of this contract made by Party A is inauthentic, inaccurate, incomplete or intentionally misleading cause losses to Party B, Party A shall compensate Party B.

9.3 The contract is invalid due to Party A’s fault. Patty A shall compensate Party B’s losses within guarantee scope.

9.4 In the event that one of the following situation occurs within validity period of the contract, Party B is entitled to require Party A to assume guarantee responsibility or carry out corresponding legal measures to Party A, Party A’s property or property rights.

9.4.1 The implementation term of debt under any master contract expires and Party A does not pay off the debt to Party B;

9.4.2 According to laws, regulations, provisions of master contract, debt under master contract agreed by both parties matures ahead of time, and Party A does not pay off the debt to Party B;

9.4.3 Significant financial loss, assets loss, or assets loss arising from external guarantee or other financial crisis occur on Party A, and Party A does not provide corresponding guarantee or guarantee provided by Party A is not satisfied by Party B;

9.4.4 Operation and finance of Party A’s controlling shareholder and other affiliated company are exposed to major crisis, or Party A makes large related transactions with controlling shareholders and other affiliated company, which impacts the normal operation of Party A, and Party A does not provide corresponding guarantee or guarantee provided by Party A is not satisfied by Party B;

9.4.5 Party A’s industry undergoes adverse changes, and Party A does not provide corresponding guarantee or guarantee provided by it is not satisfied by Party B;

9.4.6 Senior management of Party A is involved in major corruption, bribery, fraud or illegal business cases, and Party A does not provide corresponding guarantee or guarantee provided by Party A is not satisfied by Party B;

9.4.7 Party A defaults on other creditors, and Party A does not provide corresponding guarantee or guarantee provided by Party A is not satisfied by Party B;

9.4.8 Suspension and termination of business, applied bankruptcy, being declared bankruptcy, dissolution, suspension and revocation of Party A's business license.

9.4.9 Party A violates the stipulation of paragraph 2.8 of the contract and fails to fulfill all guarantee responsibilities under the contract or specific scheme for fulfilling all guarantee responsibilities provided by Party A is not satisfied by Party B.

9.4.10 Other events that constitute a threat, harm or likely to endanger and damage Party B’s rights and interests occur on the part of Party A.

Article X Accumulation of rights

10.1 Party B's rights under this contract are cumulative, which does not affect or exclude that Party B can enjoy any rights of Party A pursuant to the laws and other contracts. Unless indicated in writing by Party B, Party B's non-exercise, partial exercise and / or  any delay exercise of any of its rights does not constitute a waiver or partial waiver of the right, it also does not affect, restrain and prevent Party B to continue exercise of the rights or exercise of any other rights.

Article XI Obligation Continuity

11.1 Party A’s all obligations and joint liabilities under the contract have continuity, which are entirely binding to its successor, receiver, assignee and subjects after their merger, reorganization and change of name, etc., and is not subject to impact of any disputes, claims and legal proceedings and any instructions of a higher-level organization, as well as any contract and document signed between the debtor of the master contract and any natural or legal person, and the continuity also remains unchanged regardless of main debtor’s bankruptcy, insolvency, loss of business qualifications, changes on articles of association and any change in nature.

Article XII Other agreed items

If this provision conflicts with other provisions in the contract, then this provision shall prevail.

Article XIII Applicable law

13.1 The Contract is governed by the PRC laws.

Article XIV Resolution of disputes

14.1 Any dispute arising from the performance of this contract shall be settled through negotiations by both parties; if it fails, both parties agree to solve the dispute in the following type (2):
(1) Apply arbitration to board of arbitration

(2) Bring a law suit to the local people’s court in Party B's territory.

Article XV Effectiveness of the contract

15.1 The contract is independent from the master contract, invalidity of the master contract due to any reason does not impact the efficacy of the contract, and the contract is still valid. Party A’s joint guarantee obligations under this contract extend to the debtor’s legal obligations after invalidity of the master contract (including but not limited to the return of compensation for loss).

15.2 If any provision of this contract or partial content of any provision are deemed invalid now or in the future, the invalid provision or the invalid part of the provision does not affect validity of the contract and the other provisions of this contract or other content of the provision.

Article XVI Execution, change and termination of the contract
16.1 The contract shall come into effect upon being signed (signature or signature sealed) and or sealed by Party A’s legal representative or authorized agents and Party B’s legal representative or Person-in-charge, or authorized agent.
16.2 Upon execution of the contract, apart from the existing stipulations of the contract, either party shall not change or terminate this contract; if change or termination of this contract is needed, both parties shall negotiate and reach a written agreement.

Article XVII Others
17.1 For unaccomplished matters of this contract, both parties can otherwise reach a written agreement as the Appendix to the contract. Any appendix, modification or supplement of the contract shall constitute an integral part of the contract, which has the same legal effect as this contract.

17.2  Any notice, request or other correspondence given by Party B to Party A, including but not limited to telex, telegram, fax and other letters with respect to this contract, are delivered once they are sent out to Party A; the certified mail from post office is deemed to have been delivered to Party A from the third day after mailing. The special delivery by person shall be deemed to be delivered upon receipt of Party A.

17.3  The contract is prepared in duplicate, one for Party A, one for Party B.

17.4 Party B has taken reasonable measures to draw attention of Party A for the provisions that exclude or restrict its responsibilities under the contract, and give full explanation to the relevant provisions as requested by Party A; both parties have no objection to all terms and contents of this contract.

Party A:  YBM GROUP CHINA CO., LTD (Seal)  Party B: CITIC Bank Co. Ltd, Shanghai Branch (Seal)
Legal representative: CHEN Xiuqin	Legal representative:	ZUO Weiguo
/Person in Charge

(or authorized agent)	(or authorized agent)